UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2024

USA Compression Partners, LP
(Exact Name of Registrant as Specified in Charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Congress Avenue, Suite 2400
Austin, Texas 78701
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 473-2662
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common units representing limited partner interests	USAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 29, 2024, the board of directors of USA Compression GP, LLC (the “Company”), the general partner of USA Compression Partners, LP (the “Partnership”), appointed Christopher M. Paulsen to the position of Vice President, Chief Financial Officer and Treasurer of the Company, effective November 18, 2024. Mr. Paulsen will replace G. Tracy Owens as the principal financial officer of the Company, effective November 18, 2024. Mr. Paulsen, 47, was the Senior Vice President of Business Development and Strategy for Pioneer Natural Resources Company (“Pioneer”), a large independent oil and gas exploration and production company, from March 2023 through Pioneer’s merger with ExxonMobil in May 2024. Prior to that, he was the Vice President of Business Development and Strategy at Pioneer beginning in January 2013. Mr. Paulsen joined Pioneer in 2002 and served in various areas including investor relations, mergers and acquisitions, and operations and subsurface. In 2011, Mr. Paulsen took over leadership of the business development team responsible for shale technology, divestitures, and mergers and acquisitions. Transactions generally concentrated on upstream, midstream, oilfield service, and renewable sectors in the Permian Basin, Mid-Continent, Gulf Coast, Alaska, and Rockies. Additionally, his team was responsible for corporate strategy, scenario planning, and energy transition investments transactions. Prior to joining Pioneer, Mr. Paulsen worked for SBC Communications in planning as well as treasury. Mr. Paulsen received his BBA from Baylor University and his MBA from the McCombs School of Business at the University of Texas. Mr. Paulsen is a board member of Ralph Lowe Energy Institute at Texas Christian University. He also serves as a board member of the Maguire Energy Institute at Southern Methodist University, focusing his efforts with the student-directed Spindletop Energy Investment Fund.
In connection with his appointment as Vice President, Chief Financial Officer and Treasurer, Mr. Paulsen will receive an annual base salary of $425,000 and a sign-on bonus payment of $125,000, which bonus is expected to be paid at the same time as bonus payments under the Bonus Plan (defined below). Mr. Paulsen will also participate in the Partnership’s Amended and Restated Annual Cash Incentive Plan (the “Bonus Plan”), under which awards are determined annually, with reference to an initial target bonus amount of 105% of his annual base salary, or $446,250. Mr. Paulsen will also participate in the Partnership’s long-term equity incentive plan (“LTIP”), with an initial equity award of 75,000 phantom units, consisting of (i) approximately 45,000 units representing his initial target value of 250% of his base salary and (ii) a sign-on bonus of approximately 30,000 phantom units. Descriptions of the LTIP and the Bonus Plan are included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023. Mr. Paulsen is also eligible to receive other benefits generally available to all employees.
There are no arrangements or understandings between Mr. Paulsen and any other persons pursuant to which he was selected to serve as the Company’s Vice President, Chief Financial Officer and Treasurer. There are no family relationships between Mr. Paulsen and any of the Company’s directors or executive officers, and Mr. Paulsen has no reportable transactions under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On October 29, 2024, the Partnership issued a press release in connection with the management change described above, a copy of which is furnished as Exhibit 99.1 to this Current Report.
The information furnished pursuant to this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits

Exhibit Number	Description
99.1	Press Release dated October 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

		By:	USA Compression GP, LLC,
its General Partner

Date:	October 29, 2024	By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary